Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated March 13, 2018, relating to the consolidated financial statements of Adesto Technologies Corporation, which appears in the Annual Report on Form 10-K of Adesto Technologies Corporation for the year ended December 31, 2017. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

July 10, 2018